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                                   TEXACO INC.
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                          ****************************


                                  PRESS RELEASE

                 CHEVRON AND TEXACO AGREE TO $100 BILLION MERGER
                   CREATING TOP-TIER INTEGRATED ENERGY COMPANY

     ChevronTexaco Corp. to achieve annual savings of at least $1.2 billion and create stronger, more competitive company

SAN FRANCISCO and NEW YORK (October 16, 2000) - Chevron Corporation [NYSE: CHV] and Texaco Inc. [NYSE: TX] today announced a merger that will create a company - ChevronTexaco Corporation - that ranks with the world's largest and most competitive international energy companies.

The merger joins two leading energy companies and long-time partners to create a U.S.-based, global enterprise that is highly competitive across all energy sectors. ChevronTexaco will have world-class upstream positions in reserves, production and exploration opportunities; an integrated, worldwide refining and marketing business; a global chemicals business; significant growth platforms in natural gas and power; and industry leading skills in technology innovation.

The combined company expects to achieve annual savings of at least $1.2 billion within six to nine months of the merger's completion. The merger, to be accounted for as a pooling of interests, is expected to become accretive to the new company's earnings and cash flow per share upon realization of the savings. The company also expects to improve capital efficiency by funding the best growth opportunities of Chevron and Texaco, resulting in improved return on capital employed over time.

The new company  will have  reserves of 11.2 billion  barrels of oil  equivalent
(BOE), daily production of 2.7 million BOE, assets of $77 billion, and operations throughout the world. In the United States, ChevronTexaco will be the nation's third largest producer of oil and gas, with production of 1.1 million BOE per day, and will hold the nation's third largest reserve position, with 4.2 billion BOE of proved reserves.

In the merger, Texaco shareholders will receive .77 shares of Chevron common stock for each share of Texaco common stock they own, and Chevron shareholders will retain their existing shares. The exchange ratio represents approximately $64.87 per Texaco share based on Chevron's closing stock price of $84.25 on October 13, 2000. The exchange ratio represents an 18% premium based upon Texaco's closing share price on October 13, and a 25% premium based upon the two companies' average relative share prices during the 30-day period through
October 13. As a result of the merger, Chevron shareholders will own approximately 61 percent of the combined equity, and Texaco shareholders will own about 39 percent. The combined company would have an enterprise value of more than $100 billion.

Dave O'Reilly, Chevron chairman and chief executive officer, will serve as chairman and CEO of ChevronTexaco, which will be headquartered in San Francisco. Peter Bijur, Texaco chairman and CEO, will become a vice chairman of the combined company with responsibility for downstream, power and chemicals operations. Richard Matzke, Chevron vice chairman for upstream operations, will retain those responsibilities in the combined company. The composition of the ChevronTexaco Board of Directors will be approximately proportional to the equity split and will be drawn from current members of the Chevron and Texaco boards. Chevron Vice President and Chief Financial Officer John Watson and Texaco Senior Vice President and Chief Financial Officer Patrick Lynch will lead the integration process.

"This merger positions ChevronTexaco as a much stronger U.S.-based global energy producer better able to contribute to the nation's energy needs," said O'Reilly. "That's good news for the country because the United States will have an additional top-tier energy company better positioned to compete effectively with the international majors.

"ChevronTexaco," O'Reilly continued, "will create greater value for the shareholders of both companies. We'll be positioned for stronger financial returns than could be achieved by either company separately, partly through significant cost reductions, but mainly because we'll have a much broader mix of quality assets, skills, and technology. We're committed to being first in our industry in total shareholder return, and this transaction will help us accomplish that objective."

Bijur said: "These two companies form a powerful combination that will have the strength and resources to compete and succeed around the globe. Texaco and Chevron are natural partners, whose historic relationship and operational fit are highly complementary. We know each other well, and we already have long, highly productive experience working together in both the upstream and downstream, giving us an advantage in integrating the companies.

"We also share common values including protection of the environment, active support for the communities where we operate, and promoting diversity and opportunity in our workforce and among our business partners," Bijur continued.

ChevronTexaco will be much stronger in several important respects:

o Significant cost savings: The new company expects to reduce costs by at least $1.2 billion per year within six to nine months of the merger's completion. The historic associations and strategic compatibility of Chevron and Texaco will enable rapid integration of the two companies. The most significant savings (approximately $700 million) will come from more efficient exploration and production activities, but other areas will contribute as well, including some $300 million from the consolidation of corporate functions and $200 million from other operations. The companies anticipate that the combined workforce of about 57,000 will be reduced by approximately 7 percent worldwide. Anticipated cost savings build on both companies' track records of successfully achieving cost reductions.

o Leadership position in upstream: The combined company will be a premier global upstream competitor, with a significantly enhanced leadership position in most of the world's major and emerging exploration and producing areas. ChevronTexaco will have world-class reserves and growth opportunities in both west Africa and the Caspian region, where, in the latter case, the new company will solidify its position as the largest producer. In addition, the combined company will have a superior exploration acreage position in the most promising deepwater areas in west Africa, Brazil and the U.S. Gulf of Mexico. The combination will significantly strengthen positions in core producing areas in North America and the North Sea. Further, the combination will create an outstanding portfolio of growth opportunities in Latin America and the Asia-Pacific region.

o Worldwide downstream platform: ChevronTexaco will create a worldwide business built around the well-recognized, international brands:
          Chevron, Texaco and Caltex. By integrating the operations of Caltex, a 65-year international refining and marketing joint venture between Chevron and Texaco, the combined company will be able to realize efficiencies from streamlined decision-making and management. The merger also allows an enterprise approach to lubricants (including the well-known quality lubricants brands Havoline and Delo), trading, international markets and customers, and will expand on the existing fuels and marine marketing joint venture. In addition, the merger enables the new company to use its brand presence to help facilitate activities and new entries in the upstream, and in gas and power businesses in Asia, Latin America and Europe.

o Strength and scale in chemicals: The chemicals business of the combined company consists of Chevron's recently formed 50/50 joint venture, Chevron Phillips Chemical Co. With more than $6 billion in assets and $6 billion in revenues, Chevron Phillips Chemical Co. has a strong, global position in olefins, polyolefins and aromatics.

o Leadership position in power generation: Texaco's power and gasification business, with equity interests in 3,500 megawatts of power operating or under construction, and Chevron's 26 percent stake in Dynegy, Inc., give the combined company more options in the fast-growing power and energy convergence businesses.

o Broad technology portfolio: The merger will strengthen the new company's leading technologies in its core businesses by bringing together specialized expertise from the two companies. The combined company will also have a broader portfolio in advanced technologies, e-business ventures and alternate energy, such as fuel cells and gas-to-liquids conversion.

o Superior organizational capability: The capabilities of the new company will be strengthened by the combination of people from both Chevron and Texaco who have the diverse skills, talent and vast experience to compete successfully in an increasingly competitive industry. The merged company also gains an advantage with proven leadership in many facets of the global, integrated energy business and a track record of success in executing key strategies.

The merger is conditioned, among other things, on shareholder approval for both companies, pooling accounting treatment for the merger and regulatory approvals of government agencies such as the U.S. Federal Trade Commission. Chevron and Texaco anticipate that the FTC will require certain divestitures in the U.S. downstream in order to address market concentration issues, and the companies intend to cooperate with the FTC in this process. In that regard, Texaco is in discussions with its partners in the U.S. downstream.

Lehman Brothers Inc. is acting as financial advisor to Chevron. Al Pepin; Fried, Frank, Harris, Shriver & Jacobson; and Pillsbury Madison & Sutro are acting as legal advisors to Chevron. Credit Suisse First Boston and Morgan Stanley Dean Witter are acting as financial advisors; and Davis Polk & Wardwell; Howrey, Simon, Arnold & White; and Weil Gotshal & Manges are acting as legal advisors to Texaco.

Chevron Corp. is involved in every aspect of the oil and gas industry, from exploration and production to transportation, refining and retail marketing, as well as chemicals manufacturing and sales. It is active in nearly 100 countries and employs about 31,000 people worldwide.

Texaco Inc. is a fully integrated energy company engaged in exploring for and producing oil and natural gas; manufacturing and marketing high-quality fuels and lubricant products; operating trading, transportation and distribution facilities; and producing power. Directly and through affiliates, Texaco operates in more than 150 countries.

Private Securities Litigation Reform Act Safe Harbor Statement
Except for the historical and present factual information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

Additional Information
Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 Annual Meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 Annual Meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement / prospectus when it becomes available.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

You may also listen to the analyst briefing via the Internet at www.chevron.com and www.texaco.com at 10:00 a.m. EDT. Real Network's RealPlayer, Microsoft Windows Media Player or Apple's Quicktime Player is required to access the webcast.

Today's news release, along with other news about Chevron and Texaco, is available on the Internet at www.chevron.com <http://www.chevron.com> and www.texaco.com <http://www.texaco.com>.

                                      # # #

To All Texaco Employees:

Today we are announcing a merger with Chevron to create a new company that will propel us into the front ranks of the world's largest and most competitive integrated energy companies. The new company -- to be called ChevronTexaco Corporation -- unites two organizations with a shared history to create a global energy leader that can compete across all aspects of our business. The attached news release offers further detail on this announcement.

         Highlights of the combined company include:

o        U.S.-based  top-tier  enterprise  with  expanded  scale and  scope;
o        Premier positions in exploration and production;
o        Unified and highly competitive downstream business with a global reach;
o Leadership position in the fast-growing natural gas and power sectors;
o        World-class chemicals business; and
o Platform for future business in the advanced energy technology and e-commerce arenas.

         Texaco and Chevron share a record of six decades of successful collaboration in both the upstream and downstream. Our companies both have proud histories, a passion for growth and innovation; and we share a common set of core values, including the protection of the people and the environment everywhere we operate, and a commitment to fostering a workplace environment that promotes diversity. Together, we will have a unified culture in which the best people and practices from each company will flourish and knit us quickly into an even more successful enterprise.

         Our entire management team has been singularly focused on creating maximum value for our shareholders, and I have said on many occasions that we would consider all options to achieve this objective.

         The reason that we did not undertake a merger with Chevron last year was that the time, circumstances and situation were just not right. However, the industry landscape continues to change and it is increasingly apparent to both companies that future success in the energy sector requires financial strength and scale, and that the market rewards size. Consequently, after reviewing all the options currently before us, our respective boards determined that this combination holds the greatest opportunity for maximizing shareholder value.

         While this merger will involve many changes, it is intended, above all, to make our combined company more competitive and to enhance its growth potential. The new company will draw from the best of both companies to create a new global energy leader that can compete with the largest companies in our industry now and well into the future.

         We recognize that this announcement will generate many questions and a level of uncertainty for you. I pledge to you that, as we progress toward completion of this merger, we will communicate with you on a regular basis and we will be as sensitive as we can be to your concerns.

         This proposed merger is subject to regulatory and shareholder approval, which we anticipate will take a number of months. No doubt, you will have many questions, and we will work hard to answer them. During this period, we will communicate with you on a regular basis via employee meetings, letters and e-mail communications such as this, and via our Intranet site, @texaco.

         Finally, on behalf of the entire management team, I want to express our profound gratitude for your consistent excellence that has built this outstanding enterprise. Going forward, it is important to keep in mind that this is simply the beginning of a process, and it is in our collective interest to remain focused on our objective of creating value for our shareholders, and in delivering quality products and services to our customers.

         Peter I. Bijur

                          -----------------------------

                                  PRESS RELEASE

                 CHEVRON AND TEXACO AGREE TO $100 BILLION MERGER
                   CREATING TOP-TIER INTEGRATED ENERGY COMPANY

     ChevronTexaco Corp. to achieve annual savings of at least $1.2 billion and create stronger, more competitive company

SAN FRANCISCO and NEW YORK (October 16, 2000) - Chevron Corporation [NYSE: CHV] and Texaco Inc. [NYSE: TX] today announced a merger that will create a company - ChevronTexaco Corporation - that ranks with the world's largest and most competitive international energy companies.

The merger joins two leading energy companies and long-time partners to create a U.S.-based, global enterprise that is highly competitive across all energy sectors. ChevronTexaco will have world-class upstream positions in reserves, production and exploration opportunities; an integrated, worldwide refining and marketing business; a global chemicals business; significant growth platforms in natural gas and power; and industry leading skills in technology innovation.

The combined company expects to achieve annual savings of at least $1.2 billion within six to nine months of the merger's completion. The merger, to be accounted for as a pooling of interests, is expected to become accretive to the new company's earnings and cash flow per share upon realization of the savings. The company also expects to improve capital efficiency by funding the best growth opportunities of Chevron and Texaco, resulting in improved return on capital employed over time.

The new company  will have  reserves of 11.2 billion  barrels of oil  equivalent
(BOE), daily production of 2.7 million BOE, assets of $77 billion, and operations throughout the world. In the United States, ChevronTexaco will be the nation's third largest producer of oil and gas, with production of 1.1 million BOE per day, and will hold the nation's third largest reserve position, with 4.2 billion BOE of proved reserves.

In the merger, Texaco shareholders will receive .77 shares of Chevron common stock for each share of Texaco common stock they own, and Chevron shareholders will retain their existing shares. The exchange ratio represents approximately $64.87 per Texaco share based on Chevron's closing stock price of $84.25 on October 13, 2000. The exchange ratio represents an 18% premium based upon Texaco's closing share price on October 13, and a 25% premium based upon the two companies' average relative share prices during the 30-day period through
October 13. As a result of the merger, Chevron shareholders will own approximately 61 percent of the combined equity, and Texaco shareholders will own about 39 percent. The combined company would have an enterprise value of more than $100 billion.

Dave O'Reilly, Chevron chairman and chief executive officer, will serve as chairman and CEO of ChevronTexaco, which will be headquartered in San Francisco. Peter Bijur, Texaco chairman and CEO, will become a vice chairman of the combined company with responsibility for downstream, power and chemicals operations. Richard Matzke, Chevron vice chairman for upstream operations, will retain those responsibilities in the combined company. The composition of the ChevronTexaco Board of Directors will be approximately proportional to the equity split and will be drawn from current members of the Chevron and Texaco boards. Chevron Vice President and Chief Financial Officer John Watson and Texaco Senior Vice President and Chief Financial Officer Patrick Lynch will lead the integration process.

"This merger positions ChevronTexaco as a much stronger U.S.-based global energy producer better able to contribute to the nation's energy needs," said O'Reilly. "That's good news for the country because the United States will have an additional top-tier energy company better positioned to compete effectively with the international majors.

"ChevronTexaco," O'Reilly continued, "will create greater value for the shareholders of both companies. We'll be positioned for stronger financial returns than could be achieved by either company separately, partly through significant cost reductions, but mainly because we'll have a much broader mix of quality assets, skills, and technology. We're committed to being first in our industry in total shareholder return, and this transaction will help us accomplish that objective."

Bijur said: "These two companies form a powerful combination that will have the strength and resources to compete and succeed around the globe. Texaco and Chevron are natural partners, whose historic relationship and operational fit are highly complementary. We know each other well, and we already have long, highly productive experience working together in both the upstream and downstream, giving us an advantage in integrating the companies.

"We also share common values including protection of the environment, active support for the communities where we operate, and promoting diversity and opportunity in our workforce and among our business partners," Bijur continued.

ChevronTexaco will be much stronger in several important respects:

o Significant cost savings: The new company expects to reduce costs by at least $1.2 billion per year within six to nine months of the merger's completion. The historic associations and strategic compatibility of Chevron and Texaco will enable rapid integration of the two companies. The most significant savings (approximately $700 million) will come from more efficient exploration and production activities, but other areas will contribute as well, including some $300 million from the consolidation of corporate functions and $200 million from other operations. The companies anticipate that the combined workforce of about 57,000 will be reduced by approximately 7 percent worldwide. Anticipated cost savings build on both companies' track records of successfully achieving cost reductions.

o Leadership position in upstream: The combined company will be a premier global upstream competitor, with a significantly enhanced leadership position in most of the world's major and emerging exploration and producing areas. ChevronTexaco will have world-class reserves and growth opportunities in both west Africa and the Caspian region, where, in the latter case, the new company will solidify its position as the largest producer. In addition, the combined company will have a superior exploration acreage position in the most promising deepwater areas in west Africa, Brazil and the U.S. Gulf of Mexico. The combination will significantly strengthen positions in core producing areas in North America and the North Sea. Further, the combination will create an outstanding portfolio of growth opportunities in Latin America and the Asia-Pacific region.

o Worldwide downstream platform: ChevronTexaco will create a worldwide business built around the well-recognized, international brands:
          Chevron, Texaco and Caltex. By integrating the operations of Caltex, a 65-year international refining and marketing joint venture between Chevron and Texaco, the combined company will be able to realize efficiencies from streamlined decision-making and management. The merger also allows an enterprise approach to lubricants (including the well-known quality lubricants brands Havoline and Delo), trading, international markets and customers, and will expand on the existing fuels and marine marketing joint venture. In addition, the merger enables the new company to use its brand presence to help facilitate activities and new entries in the upstream, and in gas and power businesses in Asia, Latin America and Europe.

o Strength and scale in chemicals: The chemicals business of the combined company consists of Chevron's recently formed 50/50 joint venture, Chevron Phillips Chemical Co. With more than $6 billion in assets and $6 billion in revenues, Chevron Phillips Chemical Co. has a strong, global position in olefins, polyolefins and aromatics.

o Leadership position in power generation: Texaco's power and gasification business, with equity interests in 3,500 megawatts of power operating or under construction, and Chevron's 26 percent stake in Dynegy, Inc., give the combined company more options in the fast-growing power and energy convergence businesses.

o Broad technology portfolio: The merger will strengthen the new company's leading technologies in its core businesses by bringing together specialized expertise from the two companies. The combined company will also have a broader portfolio in advanced technologies, e-business ventures and alternate energy, such as fuel cells and gas-to-liquids conversion.

o Superior organizational capability: The capabilities of the new company will be strengthened by the combination of people from both Chevron and Texaco who have the diverse skills, talent and vast experience to compete successfully in an increasingly competitive industry. The merged company also gains an advantage with proven leadership in many facets of the global, integrated energy business and a track record of success in executing key strategies.

The merger is conditioned, among other things, on shareholder approval for both companies, pooling accounting treatment for the merger and regulatory approvals of government agencies such as the U.S. Federal Trade Commission. Chevron and Texaco anticipate that the FTC will require certain divestitures in the U.S. downstream in order to address market concentration issues, and the companies intend to cooperate with the FTC in this process. In that regard, Texaco is in discussions with its partners in the U.S. downstream.

Lehman Brothers Inc. is acting as financial advisor to Chevron. Al Pepin; Fried, Frank, Harris, Shriver & Jacobson; and Pillsbury Madison & Sutro are acting as legal advisors to Chevron. Credit Suisse First Boston and Morgan Stanley Dean Witter are acting as financial advisors; and Davis Polk & Wardwell; Howrey, Simon, Arnold & White; and Weil Gotshal & Manges are acting as legal advisors to Texaco.

Chevron Corp. is involved in every aspect of the oil and gas industry, from exploration and production to transportation, refining and retail marketing, as well as chemicals manufacturing and sales. It is active in nearly 100 countries and employs about 31,000 people worldwide.

Texaco Inc. is a fully integrated energy company engaged in exploring for and producing oil and natural gas; manufacturing and marketing high-quality fuels and lubricant products; operating trading, transportation and distribution facilities; and producing power. Directly and through affiliates, Texaco operates in more than 150 countries.

Private Securities Litigation Reform Act Safe Harbor Statement
Except for the historical and present factual information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

Additional Information
Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 Annual Meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 Annual Meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement / prospectus when it becomes available.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

You may also listen to the analyst briefing via the Internet at www.chevron.com and www.texaco.com at 10:00 a.m. EDT. Real Network's RealPlayer, Microsoft Windows Media Player or Apple's Quicktime Player is required to access the webcast.

Today's news release, along with other news about Chevron and Texaco, is available on the Internet at www.chevron.com <http://www.chevron.com> and www.texaco.com <http://www.texaco.com>.

                                      # # #

       [Chairman's Oral Statement to Texaco Employees on October 16, 2000]

As you know, Texaco has announced plans to merge with Chevron to create one of the world's largest, strongest and most competitive energy companies.

I want to share with you some of the details of this new chapter in our company's history, and to explain the rationale behind the merger.

I hope you will spend some time reviewing the news release and related information that we've sent to you -- which is also available on the Internet. I encourage you to discuss this proposed merger with your management team leader and fellow employees. It is important that we all understand the compelling reasons for this combination.

As we explain in the news release, this merger raises our company into the ranks of the world's largest international energy companies -- one that is highly competitive across all energy sectors, and in all regions. The new company will be named ChevronTexaco and will be headquarted in San Francisco.

o ChevronTexaco will be a world-class player in the dynamic upstream sector, with strong positions in production and reserves, and a collection of high impact opportunities.

o The new company will be a fully integrated global refining and marketing business with greater opportunity for success in this fiercely competitive sector;

o In gas and power operations, the merger will give ChevronTexaco broader options for continued expansion in this fast growing sector;

o Petrochemicals will also be an important part of ChevronTexaco's worldwide activities.

o    And,  in  addition  to  leveraging   technology  to  strengthen   its  core
     businesses, the new company intends to remain at the front edge of advanced technologies and e-business initiatives.

Altogether, this will be a very competitive enterprise.

(pause)

Now let me touch upon the rationale behind our Board's decision to move forward with this merger.

Our entire management team has been singularly focused on creating maximum value for our shareholders, and I have said on many occasions that we would consider all options to achieve this objective.

Many of you may ask, " Why didn't you complete this merger last year?"

Plain and simple: the time, circumstances and situation were simply not right at that time.

The industry landscape has continued to change, and it is apparent to both companies that future success in the energy sector increasingly requires financial strength and scale, and that the market size is important.

We see that with BP, and with ExxonMobil.

So, after reviewing all the options before us, our respective boards determined that this combination holds the greatest opportunity for maximizing shareholder value.

(pause)

This combination is right for many reasons.

First, we will form a substantially stronger company with the scale and financial resources necessary to fully capitalize on the attractive opportunities that each of you have helped to create. The new company will have combined revenues of about $120 billion dollars and an enterprise value of more than $100 billion dollars.

Second, our operations and assets are highly complementary.

Our production and exploration portfolios are a perfect match in location, quality and timing of projects, and the new company will hold sizeable positions in some of the most significant producing regions of the world, including the Caspian, Europe, the Middle East, West Africa, South America, Asia and, of course, the United States. We will truly be a global upstream leader - clearly one of the "Super Majors."

In the downstream, we will be creating a world-class business built around a family of well-known brands that share a common hallmark of excellence.

By integrating operations of Caltex, the combined company will be able to create a seamless, more efficient organization in one of the fastest growing regions in the world.

In addition, the Texaco brand will continue to fly above our world-class refining and marketing businesses in Europe and the big growth areas of Latin America, the Caribbean and West Africa, where we already enjoy a premium position in the marketplace.

The Havoline brand will remain a global symbol of quality lubricant products.

In the U.S., given the overlap between Chevron's downstream business and the operations of our Alliance companies, we do anticipate that the government will require certain divestitures in order to address market concentration issues. Nevertheless, this new company will remain a strong competitor in this very important market.

(pause)

By  combining   Texaco  and  Chevron  we  will  be  well   positioned  to  seize
opportunities to fully exploit our attractive assets, while also creating a platform to realize synergies in excess of a billion dollars.

The strong relationships we have forged with Chevron will be a key to our future success. Our two companies have a shared history that is unique in our industry. We have a common set of core values and 65 years of successfully working together in Caltex and other ventures. Together, we will have a unified culture in which the best people and practices from each company will flourish and knit us quickly into an even more successful enterprise.

What all this means is that we can do more than compete. We can and will succeed.

(pause)

Now that's a snapshot of what the combined company will look like.

I'd like to turn now to the question that I know must be on your minds. What does this mean for you? Where do you fit into this new company?

I know this announcement will create some anxiety for you, your colleagues and your families. And I commit to you that we will do our very best to communicate with you on a regular basis as we make progress toward a completion of the merger.

Commencing with the signing of this merger agreement, we have established a transition team that will be jointly led by Chevron Vice President and CFO John Watson and Pat Lynch, our Senior Vice President and CFO. This team will review the issues we will need to address to ensure a smooth and efficient integration of the companies once we complete the merger, and will oversee efforts in the coming months to ensure that we tap into the best and the brightest from both companies.

(pause)

On the issue of transition to the new company, it's essential to keep in mind two key points:

o First, our goal is to create even more growth and opportunity than we could on our own; and

o Second, we have as good a team around the world as any company in the industry.

This will distinguish us among our industry competitors.

 (pause)

In recent weeks, as our discussions with Chevron progressed, it became quite clear to me how compatible our two companies really are; both in terms of assets and operations, but also in terms of our values, our work ethic and our commitment to our shareholders, customers and employees. This is the reason I am so confident that we will be able to achieve our common goal of creating a truly global enterprise from two very strong energy companies.

Before closing, I do want to say a few words about process.

This proposed merger will require the review and approval of various regulatory agencies and, of course, approval of the shareholders of the two companies. This process will take a number of months, and we're optimistic that we will secure all necessary approvals.

During this period, it is vitally important that we continue to perform at the level of excellence that we are accustomed to. The greater value we can create during this period; the more beneficial it will be for our shareholders when this merger is completed.

And since many of you are shareholders, it's in our collective interest to remain focused on the objective of maximizing shareholder value.

(pause)

On a more personal note, I want you to know that this combination is one that we do not enter into lightly, and our management team appreciates the anxiety and uncertainty that this creates for many of you. I can assure you that the transition team, as it begins its work, will honor the maxim that is at the core of our values: "Respect for the Individual." We will communicate, and we will be as sensitive as we can to your concerns.

(pause)

As custodians of a nearly century-old enterprise, our responsibility is to take the steps that will ensure the strongest possible future... that creates the greatest possible growth in the business... that delivers the most value for our shareholders... and that opens up the most promising paths of opportunity for our employees.

The combination of Texaco and Chevron lives up to that responsibility. It allows us to compete with the largest companies in our industry now and well into the future, and succeed across all lines of our business.

Together, these great brands will symbolize excellence the world over.

Thank you.

                                      # # #


                                      * * *

[Presentation materials for Analyst Briefing October 16, 2000]
--------------------------------------------------------------


                            ChevronTexaco Corporation


Dave O'Reilly                                      Peter Bijur
Chairman & CEO                                     Chairman & CEO
Chevron Corporation                                Texaco Inc.

Safe Harbor Statement
--------------------------------------------------------------------------------

Private Securities Litigation Reform Act Safe Harbor Statement Except for the historical and present factual information contained herein, the matters set forth in this presentation, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

Agenda
--------------------------------------------------------------------------------

*        Strategic Rationale
*        Transaction Summary
*        Business Overview
*        Financial Results
*        Synergy and Integration
*        Conclusion

Strategic Rationale
--------------------------------------------------------------------------------

This combination creates:

* U.S.-based, top-tier global energy company with expanded scale, scope and competitiveness

* Premier global upstream with leading positions in prime exploration and producing areas

* Unified global downstream business built around three well-known international brands

*        Expanded growth opportunities in power and advanced technologies

* Strengthened organizational capability to achieve #1 in total shareholder return

Strategic Rationale
--------------------------------------------------------------------------------

Financial Benefits include:

*        Substantial recurring cost savings of at least $1.2 billion per year

* Accretive to operational earnings and cash flow per share within 6-9 months of merger close

* Capital efficiency through high grading, best practices, and procurement integration

*        Higher ROCE over time

*        Enhanced shareholder value

Key Transaction Terms
--------------------------------------------------------------------------------

*        Tax-free exchange of stock at ratio of
          .77 Chevron: 1 Texaco

*        Equity ownership split:
         61% Chevron / 39% Texaco

*        Principal conditions to close
          -        Shareholder approvals
          -        Regulatory clearances
          -        Pooling accounting

Governance and Management
--------------------------------------------------------------------------------

*        Board composition to include 9 Chevron directors and 6 Texaco directors

*        Principal Officers
          -        Dave OReilly       Chairman & CEO
          -        Richard Matzke      Vice Chairman  Upstream
          -        Peter Bijur         Vice Chairman  Downstream,
                                                       Chemicals & Power

*        Integration process to be led by
          -        John Watson, Chevron CFO
          -        Patrick Lynch, Texaco CFO

*        Headquarters:  San Francisco

Combined Global Upstream
 Joins "Super Major" League
--------------------------------------------------------------------------------

(CHART)

(Graph  X axis = Reserves (BBOE); Y axis = Production  (MMBOED)).

(Plot shows Chevron and Texaco individually as being larger than ENI, Phillips, Conoco, Oxy, Marathon, Repsol and Hess (except for ENI reserves that are larger than Texaco) but all are grouped in the lower left quadrant of the graph in the same general category as to size. All of these companies are shown as being much smaller than TotalFinaElf, BP, RD Shell and Exxon Mobil.)

(Plot also shows Chevron and Texaco combined as significantly  increased in size larger than TotalFinaElf and smaller than BP, RD Shell and Exxon Mobil. A circle is drawn around all of these companies to indicate the same general category as to size grouped in the upper right quadrant and all being significantly larger than the other companies on the chart. Note at the bottom of the chart indicates 1999 data with pro forma adjustments for significant 2000 acquisitions and divestitures.)

 Combined Global Upstream
 Expanded Scale, Scope and Growth Opportunities
--------------------------------------------------------------------------------

(MAP)

(Content: Map of the world showing locations of major production areas. Circles are drawn around general location of production on the continents. Dots within the circles are colored differently to show Texaco and Chevron. Connotes joint presence in many major producing areas:)

         (North America 1210 MBOED)
         (Europe 220 MBOED)
         (Caspian 135 MBOED)
         (South America 115 MBOED)
         (West Africa 370 MBOED)
         (Asia Pacific 500 MBOED)
         (Middle East 140 MBOED)

(Also shows 2 bar charts:)
         (Reserves BBOE: Chevron 6.3; Texaco 4.9; Total ChevronTexaco 11.2 Production MMBOED: Chevron 1.6; Texaco 1.1; Total ChevronTexaco 2.7 Reserves data is year-end 1999 and production data is 1st half 2000)

Combined Global Upstream - North America
Top Tier in U.S. Production
--------------------------------------------------------------------------------

*    Significantly strengthened position in core areas:


     GOM Shelf
     -        # 1 producer

     GOM Deepwater
     -        # 1 acreage position

     San Joaquin Valley
     -        Low-cost producer


*    Existing growth positions in Canadian frontiers

(BAR CHART)

(Bar Chart showing 2Q 2000 U.S. Production (MBOED))

(Bars in descending order of production BP, ExxonMobil, ChevronTexaco, RD Shell, Texaco and Chevron. Indicates Chevron and Texaco individually as having less than half of the production each of BP and ExxonMobil but ChevronTexaco combined having nearly the same production as BP and ExxonMobil and significantly more than RD Shell.)

Combined Global Upstream - West Africa
Broadened Growth Platform
--------------------------------------------------------------------------------

*    Increased scale and scope

     Angola
     -    #1 producer
     -    Expanded deepwater position

     Nigeria
     -    #2 producer
     -    #1 deepwater acreage position

     Strong positions in 6 other countries in region

West Africa: ChevronTexaco Position
         Net Reserves (BBOE)                 1.6
         Net Production (MBOED)              370


(MAP)

(Map with dots showing the Chevron and Texaco production areas onshore and offshore West Africa Namibia, Angola, DRC, Congo, EG, Cameroon, Chad and Nigeria.)

Combined Global Upstream - Caspian Region
Solidified Leader Position
--------------------------------------------------------------------------------


*        #1 producer in region with significant upside
         Tengiz
          - 700 MBOED by 2010

         Karachaganak
          - 375 MBOED by 2003

         Caspian Pipeline
          - Start-up 2001

         Absheron
          - First well 2001

         North Buzachi
          - 30 well program

Caspian: ChevronTexaco Position
         Net Reserves (BBOE)      1.8
         Net Production (MBOED)   135

(MAP)

(Map with dots showing Chevron and Texaco production areas in the Caspian Region Kazakhstan and Azerbaijan. Caspian Pipeline depicted running from northeastern edge of Caspian Sea area westward to the Black Sea port of Novorossiysk.)

 Combined Global Upstream - South America
 Expanded Portfolio
--------------------------------------------------------------------------------

*        Positioned for growth

         Venezuela
          -        #1 foreign producer

         Brazil
          -        #1 exploration position with 9 deepwater blocks

         Argentina
          -        Growing production

         Natural gas opportunities

South America: ChevronTexaco Position
         Net Reserves (BBOE) *    0.5
         Net Production (MBOED)   115
* Excludes Boscan

(MAP)

(Map with dots showing Chevron and Texaco exploration and production areas in South America Trinidad, Venezuela, Colombia, Brazil and Argentina.)

 Combined Global Upstream - Asia Pacific
 Strengthened Positions
--------------------------------------------------------------------------------


*        Enhanced scale and efficiency
          -        Indonesia
          -        China

*        Expanded gas platforms
          -        Australia
          -        Philippines
          -        Thailand

Asia Pacific: ChevronTexaco Position
         Net Reserves (BBOE)          1.9
         Net Production (MBOED)       500


(MAP)

(Map with dots showing exploration and production areas in Asia Pacific China, Philippines, Thailand, Indonesia, PNG and Australia.)

 Global R&M Business
 Combined Portfolio
--------------------------------------------------------------------------------

(WORLD MAP)

(Content: World map showing Chevron, Texaco and Caltex Marketing areas and Refinerie)


(Adjusted 1999 refinery capacities shown:
North America 1.653 MBD, Europe 314 MBD, Africa 454 MBD, Asia Pacific 394 MBD.)

(Two bar charts embedded showing combined refinery capacity and product sales in 1H00 made up of U.S. 100 %, U.S. JVs, Caltex and Other. Total refinery capacity slightly less than 3,000 MBD and sales slightly more than 5,000 MBD.)

Global R&M Business
Integration Potential
--------------------------------------------------------------------------------

* Creates worldwide business built around a family of well-recognized international brands

* Integrates Caltex for streamlined decision-making and simplified governance

*        Allows integrated approach to lubricants, trading and risk management

* Leverages brand presence into upstream, downstream gas and power value chains

*        Strong market positions in U.S., Latin America, U.K., and Caltex areas.

Chemicals
World Class Competitor
--------------------------------------------------------------------------------


* Chevron Phillips Chemical Company has the scale and technology to compete effectively on a global basis

          -        $6 billion in assets and revenues

          -        Top 5 in key olefins and aromatics markets

*        Additives and specialty chemicals

(BAR CHART)

(Bar chart in Billion Pounds per Year in descending order for: Ethylene (about 8 billion), Aromatics (about 7 billion), Polyethylene (about 5.5 billion),
Propylene (about 2.5 billion) and Styrene (just under 2 billion). Connotes significant volumes of production for each product.)

Gas and Power
Leading Position in a Growth Sector
--------------------------------------------------------------------------------

*        Creates strong platforms for growth in natural gas and power worldwide

          -    26% ownership of Dynegy

              + Leading provider of energy products and services in North America and Europe
          -    Global power business

              +     3500 MW of capacity

Technology
Broadened Portfolio
--------------------------------------------------------------------------------

*        Provides expanded technology base
          -       Broader array of tools and know-how to support core businesses
                   +      Gasification
                   +      Reservoir management technologies

          - Leading technology positions in environmentally friendly energy diversification
                   +      Gas-to-liquids
                   +      Fuel cells

          -       Leadership in emerging technologies
                   +      E-Commerce utilization
                   +      Venture capital investments

Organizational Capability
Strengthened Through Diverse Skills and Talent
--------------------------------------------------------------------------------

* Vast talent and experience in critical core business skills and technology innovation

*        Strong leadership track record of executing key strategic goals

* Enhanced results through rapid sharing of best practices aligned around "4+1" operating principles

* Shared commitment to superior financial performance and delivering #1 in total shareholder return

Financial Profile
--------------------------------------------------------------------------------

1H 2000                                 Chevron        Texaco        Combined*
------------------------------------------------------------------------------
($ Billions)

Net Income - Operational                    2.2           1.2             3.4
Cash Flow from Operations                   3.9           2.0             6.2
Capex (incl. affiliates)                    2.4           1.8             4.2
Total Assets                               41.4          29.8            77.2
Debt/Debt + Equity (%)                     28.7          35.8            35.5
Operational ROCE (%)                       18.3          14.3            15.9

* Reflects consolidation of Caltex

Merger Synergy
--------------------------------------------------------------------------------

                                         $ mm/yr
        Upstream
          Exploration                      $  300
          Production                          350
          R&D                                  50
                                            -----
         Total Upstream                       700
         Other Operations                     200
         Corporate                            300
                                            -----
              Total Pretax Savings         $1,200


  Savings fully realized within 6-9 months of merger close

Execution Advantage
--------------------------------------------------------------------------------

Rapid integration resulting from:

*        Historical associations and strategic compatibility

*        Streamlined business portfolios with well-defined areas of overlap

* Demonstrated competence in organizational restructuring and cost reduction

*        Firsthand experience in merger integration and business consolidations

ChevronTexaco Corporation
--------------------------------------------------------------------------------

*        Historic partners with common values

*        Excellent strategic and geographic fit

*        Integrated operations across all energy markets

*        Enhanced competitiveness around the world

*        Improved financial strength and flexibility

*        Outstanding talent committed to superior returns and profitability

Additional Information
--------------------------------------------------------------------------------

Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 annual meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement / prospectus when it becomes available.

                            ChevronTexaco Corporation

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26

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

(Chevron Texaco Merger Transaction Overview)

[Chevron logo]                                           [Texaco logo]
                              TRANSACTION OVERVIEW

                       Merger Creates A U.S.-Based, Global
                  Enterprise That Is Highly Competitive Across
                               All Energy Sectors

================================================================================
Terms           o        More than $100 billion enterprise value
                o        Texaco  shareholders  to receive  .77 shares of Chevron
                         common stock for each share of Texaco common stock they
                         own, representing approximately $64.87 per Texaco share
                o        Chevron  shareholders  to  retain  existing  shares
                o        Chevron shareholders to own  approximately 61% of
                         ChevronTexaco
                o        Texaco shareholders  to  own   approximately  39% of
                         ChevronTexaco
                o        Accretive to earnings  and cash flow per share upon
                         realization of cost savings
================================================================================
Combined        o        Headquarters: San Francisco, California
Company Facts   o        Operations throughout the world
                o        Year-end  1999 reserves of 11.2 billion BOE
                o        1H 2000 combined daily  production  of
                         2.7  million BOE
                o        Assets of $77 billion
                o        Third-largest  oil and  gas  producer in the
                         United States
                     -        Production  of 1.1 million BOE per day
                     -        Nation's  third largest reserve position
                     -        4.2 billion BOE of proved reserves
================================================================================
Cost Savings    o        Significant annual cost savings of at least $1.2
                         billion to be achieved within 6-9 months of merger
                         close
                     -        Approximately $700 million to come from more
                              efficient exploration and production
                     -        Approximately  $300 million to come from
                              consolidation of corporate functions and $200
                              million from other operations
                     -        Combined workforce of about 57,000 to be reduced
                              by approximately 7% worldwide
                o        Chevron  and Texaco  have proven track records of
                         achieving cost savings
================================================================================
Management,     o        Senior management:
Integration          -        Dave O'Reilly - Chairman & CEO
and Board            -        Richard Matzke - Vice Chairman, Upstream
                     -        Peter Bijur - Vice Chairman, Downstream,
                              Power and Chemicals
                o        Integration  team to be led by:
                     -        John  Watson -  Chevron  Vice President and CFO
                     -        Patrick Lynch - Texaco Senior Vice President and
                              CFO
                o        Board of Directors to be proportional to equity split
================================================================================
Closing         o        Shareholder approvals of Chevron and Texaco
Conditions      o        Regulatory clearances
                o        Pooling of accounting treatment
                o        Chevron and Texaco anticipate that the FTC will require
                         certain divestitures in the U.S. downstream business in
                         order to address market  concentration  issues, and the
                         companies  intend  to  cooperate  with  the FTC in this
                         process
================================================================================


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